Exhibit 99.2

Platform Specialty Products Corporation

Announces Closing of Public Offering of Common Stock

and Exercise in Full of Underwriters’ Option to Purchase Additional Shares

WEST PALM BEACH, June 29, 2015 — Platform Specialty Products Corporation (NYSE:PAH) (“Platform”) today announced the closing of its previously-announced underwritten public offering of 18,226,414 shares of its common stock at a public offering price of $26.50 per share. This number includes 2,377,358 shares sold to the underwriters upon exercise in full of their option to purchase additional shares. This offering resulted in gross proceeds to Platform of approximately $483 million, before deducting underwriting discounts and commissions and offering expenses payable by Platform. All of the shares of common stock sold in the offering were sold by Platform.

Platform intends to use the net proceeds from the offering to fund working capital and future acquisitions including, if consummated, a portion of the consideration and related fees payable in connection with the previously-announced acquisition by Platform of the Electronic Chemicals and Photomasks businesses of OM Group, Inc. (the “OMG Acquisition”). If completed, the OMG Acquisition is expected to close in two parts, with the first closing expected to occur during the third quarter of 2015 and the second closing expected to occur during first quarter of 2016, in each case, subject to customary closing conditions. The closing of this offering was not conditioned on the closing of the OMG Acquisition.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc., UBS Securities LLC and Citigroup acted as joint book-running managers for the offering and Nomura Securities International, Inc., CJS Securities, Inc., HSBC Securities (USA) Inc. and CRT Capital Group LLC acted as co-managers for the offering.

A registration statement on Form S-3, as amended, relating to the shares of common stock offered in the public offering described above was declared effective by the Securities and Exchange Commission (the “SEC”) on June 23, 2015. The offering of these securities was made only by means of a prospectus. A final prospectus dated June 23, 2015 related to the offering is available on the SEC’s website at www.sec.gov. Copies of the final prospectus may also be obtained by contacting Credit Suisse Securities (USA) LLC, Attn: Prospectus Department at One Madison Avenue, New York, NY 10010; or by email at newyork.prospectus@creditsuisse.com; or by telephone: 1-800-221-1037, or Barclays Capital Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; or by email: Barclaysprospectus@broadridge.com; or by telephone: (888) 603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Platform

Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agrochemical, animal health, electronics, graphic arts, plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

Forward-looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Platform’s anticipated use of proceeds and ability to close the OMG Acquisition. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions, failure to meet the closing conditions for the OMG Acquisition including antitrust approval, or OMG’s acceptance of a better offer during the “go-shop” period, and Platform’s perception of future availability of equity or debt financing needed to fund its growing business. These forward-looking statements are made as of the date of this press release and Platform assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. Investors should refer to the risk factors set forth in the registration statement filed by Platform with the SEC on June 17, 2015, as amended, and in the final prospectus and periodic reports and other documents filed by Platform with the SEC, including Platform’s annual report on Form 10-K for the fiscal year ended December 31, 2014.

CONTACT: Investor Relations Contact:

Benjamin Gliklich

Vice President, Corporate Development,

Finance and Investor Relations

Platform Specialty Products Corporation

+1-561-406-8465

Media Contacts:

Liz Cohen

Weber Shandwick

+1-212-445-8044

Kelly Gawlik

Weber Shandwick

+1-212-445-8368